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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    August 15, 2001
                                                --------------------------------


                                 DREAMS, INC.
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            (Exact name of registrant as specified in its charter)


       Utah                                            87-0368170
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(State or other jurisdiction     (Commission File      (IRS Employer
or incorporation)                  Number)            Identification No.)


        2 South University Drive, Suite 325, Plantation, Florida 33324
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         (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code     (954) 377-0002
                                                   -----------------------------


                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5.   Other Events.

     Effective August 15, 2001, The Greene Organization, a Florida corporation was merged with and into Dreams/GOI Merger Sub, Inc., a Florida corporation ("Sub"), a wholly owned subsidiary of Dreams, Inc. On August 9th, an Agreement and Plan of Merger (the "Merger Agreement") was entered into between Dreams, Inc., a Utah corporation, Sub, The Greene Organization and Warren H. Greene as the sole shareholder of The Greene Organization. The surviving corporation has been re-named The Greene Organization, Inc., a Florida corporation ("Surviving Corporation"). In the merger, all outstanding shares of common stock of The Greene Organization issued and outstanding were converted into 2,200,000 shares of restricted common stock of Dreams, Inc., no par value per share, and $300,000.

     Dreams, Inc. and Warren H. Greene have also entered into an Employment Agreement whereby Warren H. Greene will be paid $250,000 annually to provide his services as the President of the Surviving Corporation. The term of the Employment Agreement is for five (5) years. Warren H. Greene may earn an annual bonus in an amount equal to 1/3 of EBITDA of the Surviving Corporation in excess of $250,000.

     Warren H. Greene is the brother-in-law of Ross Tannenbaum, the Chief Executive Officer of Dreams.

     The foregoing summary of the Merger Agreement and the Employment Agreement is qualified in its entirety by reference to the full text of such Agreements, a copy of which are filed herewith.

Item 7:   Financial Statements, Pro Forma Financial Statements and Exhibits


     (a)  Exhibits:

          2.1 Agreement and Plan of Merger effective as of August 15, 2001 by and among Dreams, Inc., Dreams/GOI Merger Sub, Inc., The Greene Organization, Inc. and Warren H. Greene as sole shareholder of The Greene Organization, Inc.

          99.1 Employment Agreement dated August 15, 2001 by and among Dreams, Inc. and Warren H. Greene.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DREAMS, INC.


                                        By: /s/ Ross Tannenbaum
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                                                Ross Tannenbaum,
                                                Its Chief Executive Officer


     Dated:  August 28/th/, 2001